SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                               -------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):   December 17, 1996

CONTINENTAL AMERICAN TRANSPORTATION, INC.
         Exact name of Registrant as specified in charter)

Colorado         0-18729           84-1089599
(State or other       (Commission            (IRS employee
jurisdiction of       file number)           identification
incorporation                                       no.)


   495 Lovers Lane Road, Calhoun, Georgia          30701
--------------------------------------------------------
     (Address of principal executive office)     Zip Code

Registration telephone number, including area code: (706) 629-8682

Item 5.           Other Events.

                  On December 17, 1996, Registrant received written notice from Transport Clearings, L.L.C. of St. Paul, Minnesota, one of its lenders, that it was giving Carpet Transport, Inc., Registrant's subsidiary, a 30-day notice that it would cease to continue its contract pursuant to which it advanced payment on Carpet Transport, Inc.'s accounts receivable because of a lien filed by the Internal Revenue Service against Carpet Transport, Inc., a subsidiary of Registrant. Registrant's management had been and continues to be in negotiations with the Internal Revenue Service to remove the lien.

                  The subject lien was filed against Carpet Transport, Inc. based upon corporate income tax liability arising out of earnings generated during Carpet Transport, Inc.'s fiscal year ended June 30, 1995. However, Carpet Transport, Inc.'s corporate income tax return for the period July 1, 1995 through February 29, 1996, the short year immediately preceding Registrant's acquisition of Carpet Transport, Inc., reflected a loss of almost $6.0 million. Accordingly, Registrant has filed income tax refund claims for Carpet Transport, Inc.'s fiscal years ended June 30, 1993, 1994 and 1995 which aggregate refund claims offset the approximate $1,800,000 of income tax liability arising from the subject fiscal year ended June 30, 1995.

                  The Internal Revenue Service has held in abeyance any collection activity on the subject corporate income tax liability pending further review. Registrant's management believes that any attempt by the IRS to institute collection is wholly unwarranted in veiw of the pending refund claims.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            CONTINENTAL AMERICAN TRANSPORTATION, INC.



                             By:s/Timothy Holstein
                                Timothy Holstein, President

Dated:  December 30, 1996
catform6.8-k

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